77Q1(a)(1)


Amendment No. 10 to the Amended and Restated
Agreement and Declaration of Trust of American
Century International Bond Funds, dated March 24,
2017 (filed electronically as Exhibit a11 to Post-
Effective Amendment No. 56 to the Registration
Statement of the Registrant filed on July 27, 2017,
File No. 33-43321, and incorporated herein by reference).